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                                                                   Exhibit 12(a)

                       CERTIFICATE OF INITIAL SHAREHOLDER

     Merrill Lynch Inflation Protected Fund, the holder of beneficial interests in the amount indicated below, of Master Inflation Protected Trust, a Delaware statutory trust (the "Trust"), does hereby confirm to the Trust its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.

                                Merrill Lynch Inflation Protected Fund



                                By:
                                      ------------------------------------
                                Name:
                                Title:

Dated:
       ---------------

   Name of Shareholder            Name of Fund           Amount of Investment
   -------------------            ------------           --------------------
Merrill Lynch Inflation     Master Inflation Protected         $100,000
Protected Fund              Trust